UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-6961	16-0442930
(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 854-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Double Trigger Vesting

On February 24, 2015, the Executive Compensation Committee (“Committee”) of the Gannett Co., Inc. (“Company”) Board of Directors adopted a new policy to eliminate automatic accelerated vesting of equity awards to employees upon a Company change in control (“CIC”) transaction. Beginning January 1, 2016, equity awards to employees will have “double-trigger” vesting upon a CIC transaction, subject to contractual rights in effect on February 24, 2015. “Double-trigger” vesting means that a CIC will only accelerate full vesting of the awards if the awards are not continued or assumed (e.g., the awards are not equitably converted or substituted for awards of the successor company) in connection with the CIC or the recipient has a qualifying termination of employment within two years after the CIC.

Minimum Vesting Period

Also on February 24, 2015, the Committee adopted new vesting rules for equity awards to employees that are paid and vest solely based on service, amending the Company’s 2001 Omnibus Incentive Compensation Plan (as amended and restated as of May 4, 2010) (the “Plan”). As a result of the amendment, beginning January 1, 2016, equity awards granted to employees that are paid and vest solely based on service will generally be subject to a minimum vesting period requiring at least one year of service. The Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a CIC in which the award is not continued or assumed (e.g., the award is not equitably converted or substituted for an award of the successor company); (iii) for grants made in connection with an acquisition by the Company or its subsidiaries or affiliates in substitution for pre-existing awards; (iv) for new hire inducement awards or off-cycle awards; or (v) to comply with contractual rights in effect on February 24, 2015.

Prohibition on Cash Buyouts of Underwater Options

On February 24, 2015, the Committee also amended the Plan to formalize the Company’s long-standing practice of prohibiting cash buyouts of underwater stock options without shareholder approval.

The foregoing summaries of the amendments to the Plan are subject to, and qualified by, the full text of Amendment Number 1, attached hereto as Exhibit 10-1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2015	GANNETT CO., INC.

	By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10-1	Amendment Number 1 to 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010).*